                                                                    EXHIBIT 10.3


                                 August 1, 2001


David C. Hayden
2510 Jackson Street
San Francisco, California 94115

Dear David:

        This letter agreement (the "Agreement") sets forth the terms and conditions of your employment with Critical Path, Inc., a California corporation (the "Company"). All of such terms are conditioned on your having signed and delivered a copy of this Agreement to the Company. This Agreement has an effective date of August 1, 2001 (the "Effective Date"). Provided you are still an employee of the Company, the employment terms contained in this Agreement shall be reviewed by the Compensation Committee of the Company's Board of Directors (the "Board") in July 2002.

        In consideration of the mutual covenants and promises made in this Agreement, you and the Company agree as follows:

1. Position, Responsibilities and Term.

        (a) Position and Responsibilities. As of the Effective Date, you will continue to serve in the position of Executive Chairman with appropriate responsibilities for such role. As Executive Chairman, you shall report directly to the Board. You shall also serve as Chairman of the Board of Directors. Your office will be located in San Francisco, California and your duties shall primarily be performed there.

        (b) At-Will Relationship. Subject to the terms and conditions of this Agreement, your employment at the Company is "at will" and you or the Company are free to terminate the employment relationship at any time, with or without Cause (as defined in Section 7) in each case subject to the terms and provisions of Section 7.

2. Salary. You will earn a base salary of $1.00 per year ("Base Salary"), which shall cover all hours worked, payable in the time and manner that salary is paid by the Company to employees generally, and subject to customary tax deductions. Your Base Salary will be reviewed annually and any adjustments will be within the discretion of the Board consistent with the Company's policies and based on your performance and/or contributions to the Company.

3. Bonus. You will be eligible to receive performance bonuses (each a "Bonus" or collectively "Bonuses") as described in this Section 3 and provided that you remain an employee of the Company until the applicable performance goal is achieved. The Compensation Committee of the Board must certify in writing that the Bonus performance goals have been accomplished before any Bonus is paid out. Additionally, so long as there is any outstanding principal or interest, or unsatisfied withholding on the Performance Loan specified in Section 6(a), then any such Bonus payment shall first be applied to the Performance Loan obligations as provided under Section 6(a).

        (a) Hiring of New CEO. You will earn a Bonus of $500,000 upon the starting date of employment for a new permanent CEO that you have hired to serve as CEO. You will be considered to have hired a permanent CEO for purposes of this Agreement and the Bonus if a permanent CEO is hired by the Company while you are Executive Chairman and you do not refuse to consent to the hiring. You will not receive this Bonus if you resign your employment for Good Reason as provided under Section 7(b).

        (b) Positive Earnings Before Interest Taxes Depreciation and Amortization ("EBITDA"). You will earn a Bonus of $500,000 upon the Company's attainment of positive EBITDA for any fiscal quarter provided such positive EBITDA occurs for a fiscal quarter in or before the end of the second fiscal quarter of 2002. EBITDA will be determined by the Company's independent public accountants using the Company's financial statements as reported in filings with the Securities and Exchange Commission ("SEC"). Earnings, for EBITDA determination purposes, will include revenue from only normal business operations and will not include any extraordinary or nonrecurring income or revenue items.

        (c) Trading Price. You will earn a Bonus of $500,000 if the daily closing sales prices of the Company (as reported by NASDAQ) exceed an average of $5.00 per share (or as adjusted for any future stock splits, stock dividends, recapitalization, or similar events) for at least 22 consecutive trading days provided this goal is completely achieved by July 1, 2002.

4. Equity. You received a grant under the Company's Amended and Restated 1998 Stock Plan (the "Plan") on July 31, 2001 of 5,000,000 time-and performance-based nonstatutory stock options to purchase shares of the Company's common stock (the "Options") as described in this Section 4 and in your Amended and Restated Option Agreement (attached as Exhibit C) which must be executed and returned to the Company in order to receive your Option grant.

        The Options shall have an exercise price equal to the Company's fair market value on the date of grant as determined under the Plan. The Options will vest pursuant to the below schedule. Continued vesting will be subject to your continued employment or service as a Board member. All Option vesting shall cease upon your voluntary resignation of employment without Good Reason.

        Number of Options                       Vesting Schedule
        -----------------                       ----------------
        (i)     2,000,000          Vested upon date of Option grant.

        (ii)    1,000,000          Monthly vesting on a pro-rata basis between
                                   January 1, 2001 and December 31, 2004 with
                                   earlier full vesting upon achievement of the
                                   trading price goal specified in Section 3(c).

        (iii)   1,000,000          Monthly vesting on a pro-rata basis between
                                   January 1, 2001 and December 31, 2004 with
                                   earlier full vesting upon the retention of
                                   six (6) months employment of the new
                                   permanent CEO (as CEO) who was hired by you
                                   pursuant to Section 3(a).

        (iv)    1,000,000          Vested on December 31, 2004 with earlier full
                                   vesting upon achievement of the positive
                                   EBITDA goal specified in Section 3(b).

        The above performance-based acceleration triggers will cease to be applicable upon your prior cessation of employment for any reason. The Compensation Committee of the Board must certify in writing that the performance goals have been satisfied before any Option vesting will be accelerated pursuant to attainment of performance goals.

        Prior to any Change in Control of the Company, the shares acquired under the Options can be sold or transferred only pursuant to an SEC Rule 10b5-1 trading plan that is pre-approved by the Board's Compensation Committee.

5. Benefits and Reimbursements.

        (a) Benefits. During your employment with the Company, you will be eligible to participate in all Company employee benefit plans and programs at the time or thereafter made available to all of the Company's salaried employees and officers. You will be covered under the Company's directors and officer insurance program and will be indemnified to the fullest extent permitted by applicable law for your actions taken on behalf of the Company.

        (b) Business Expense Reimbursement. During your employment with the Company, you will be reimbursed for all reasonable and approved business expenses (including, but without limitation, travel and automobile expenses) upon the submission of requisite properly completed forms and receipts to the Company in accordance with its business expense reimbursement and travel policies. Such reimbursements shall be in compliance with applicable rules and regulations promulgated by the Internal Revenue Service.

6.      Loans.
        -----

        (a) Performance Loan. The Company has made a one-time loan to you of $1,500,000 (the "Performance Loan"). The Performance Loan shall accrue interest at the greater of the Prime rate or Applicable Federal Rate ("AFR"), payable on each anniversary of the Performance Loan. The loan, however, will not be defaulted for any failure to pay interest annually or before the expiration of the loan term. The Performance Loan is a full recourse loan with a three (3) year term and is evidenced by the Performance Loan Agreement and Promissory Note that are attached as Exhibits A and B, respectively.

        Upon the Compensation Committee's written certification that a performance goal under Section 3(a), 3(b) or 3(c) has been successfully achieved, then an amount of principal under the Performance Loan that equals the amount of the otherwise applicable Bonus payment shall be forgiven provided you satisfy all applicable withholding obligations at the time of loan forgiveness. You will have until July 15, 2002 to satisfy such withholding obligations and any Performance Loan forgiveness in lieu of the bonus payment shall be deferred until such withholding is satisfied (and interest shall continue to accrue on all outstanding principal and interest). On July 16, 2002, if you have not previously satisfied the withholding obligations, then any unpaid earned Bonus amounts shall be applied (less withholding on the Bonus amounts) to repay any outstanding Performance Loan principal and/or interest. Any unpaid principal and interest remains a full recourse obligation for you and may be repaid by you during or at the end of the Performance Loan term without any prepayment penalty. If you timely achieve all of the Section 3(a), 3(b) and 3(c) performance objectives (as determined by the Compensation Committee in writing), then you must fully pay off all interest and withholding obligations in order to receive full Performance Loan principal forgiveness.

        (b) Stock Option Loans. You may exercise the vested portion of the Options granted to you under Section 4 through loans from the Company ("Stock Option Loans"). The principal of such Stock Option Loans shall not exceed $2,500,000 in the aggregate and shall be full recourse loans with a three (3) year term and the underlying shares shall be pledged to secure such loan and held in an escrow account until repayment of the loan. Interest, payable on an annual basis, shall accrue at the greater of the Prime rate or AFR. The loan, however, will not be defaulted for any failure to pay interest annually or before the expiration of the loan term. The form of Stock Option Loan promissory note, security agreement and assignment separate from certificate are attached as Exhibit D. The other terms and conditions of any Stock Option Loans shall be as provided under this Agreement, the Plan and your Amended and Restated Option agreement.

7. Consequences of Termination of Employment.

        (a) For Cause. For purposes of this Agreement, you may be terminated for "Cause" as a result of the occurrence of one of the following:

               (i) your commission of a felony, an act involving moral turpitude, or an act constituting common law fraud, and which has a material adverse effect on the business or affairs of the Company or its affiliates or stockholders;

               (ii) your intentional or willful misconduct or refusal to follow the lawful instructions of the Board; or

               (iii) your intentional breach of Company confidential information obligations which has an adverse effect on the Company or its affiliates or stockholders.

        For these purposes, no act or failure to act shall be considered "intentional or willful" unless it is done, or omitted to be done, in bad faith without reasonable belief that the action or omission was in the best interest of the Company.

        In the event your employment or Board service is terminated for Cause you will be entitled to any accrued and unpaid salary due you pursuant to
Section 2 above through the date of termination and to any earned, unused vacation and unreimbursed expenses owed you. You will be entitled to no other compensation from the Company. All of your outstanding stock options and any shares acquired pursuant to the exercise of stock options within six (6) months prior to your termination date shall be immediately forfeited, along with any gains from the sale of such shares. In addition, such forfeitures will also occur if your employment has been terminated for some reason other than for Cause but it is then subsequently determined that you committed an act which would have caused your employment to have been terminated for Cause had such act been discovered during your employment with the Company. Any outstanding loans under Section 6 shall also become immediately due and payable.

        (b) Termination Without Cause or For Good Reason. The Company may terminate your employment without "Cause" or you may resign for "Good Reason." For purposes of this Agreement, you will have been terminated for Good Reason if you resign from the Company within sixty (60) days after the date that the Company has hired a new CEO without your consent if such hiring occurs prior to July 2002.

        If your employment with the Company is terminated without Cause or for Good Reason, then you will be entitled to all of the following:

               (i) Severance. $350,000 (less withholding) will be paid out to you over twelve (12) months in the time and manner that salary is paid by the Company to employees generally, and subject to customary tax deductions. You will also be paid for any accrued vacation and unreimbursed expenses owed you at the time of termination of employment.

               (ii) Equity. If the stock options granted under Section 4(iii) have not previously vested, then such stock options shall vest in full. If the Section 4(iii) options were previously vested, then the stock options granted under Section 4(ii) shall instead vest in full.

               (iii) Loans. The due date for final repayment of any outstanding loans issued to you under Section 6 shall be extended by two (2) years.

        Subject to your compliance with Section 7(e), you shall not be required to mitigate the amount of any payment or benefit contemplated by this Section 7(b), nor shall any such payment or benefit be reduced by any earnings or benefits that you may receive from any other source.

        (c) Voluntary Termination, Death or Disability. In the event you terminate your employment with the Company of your own volition without Good Reason or as a result of death or disability such termination will have the same consequences as a termination for Cause under Section 7(a) (except for the provisions relating to loan acceleration and forfeiture of stock options/shares). For purposes of this Agreement, "disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

        (d) Release of Claims. As a condition to the receipt of the payments and benefits described in this Section 7 and any other post-termination benefits, including but not limited to any acceleration of vesting of your Options and extension of the time periods to repay any outstanding loans to the Company, you shall be required to execute a release of all claims arising out of your employment or the termination thereof including, but not limited to, any claim of discrimination under state or federal law, but excluding claims for indemnification from the Company under any indemnification agreement with the Company, its articles of incorporation and by-laws or applicable law or claims for directors and officers' insurance coverage.

        (e) Other Conditions. In order for you to receive (or continue to receive) any of the payments and benefits provided by this Section 7, you will not at any time during and subsequent to your period of employment with the Company make any disparaging statements (oral or written) about the Company or any of its officers or directors that could have a material adverse effect on the Company or any of the Company's products or work-in-progress.

        (f) Offset. Any severance or other payments or benefits made to you under this Agreement may be reduced by any amounts you owe to the Company. With respect to amounts loaned to you by the Company, the right of offset shall apply only with respect to any loan amount for which re-payment is presently due or past due.

8. Change in Control.

        (a) Definition. For purposes of this Agreement, a "Change in Control" of the Company shall be defined as the occurrence of any one of the following:

               (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization;

               (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets;

               (iii)  The dissolution, liquidation or winding up of the Company;

               (iv) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (iv), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Securities Exchange Act but shall exclude:

                      (A) A trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary of the Company;

                      (B) A corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company; and

                      (C)    The Company.

        A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transactions.

        (b) Equity Vesting. In the event of a Change in Control of the Company, 50% of your then-unvested Options (meaning 50% of your unvested Options that are otherwise scheduled to vest under Sections 4(ii), (iii) and (iv) on each vesting date had a Change in Control not occurred) shall become vested provided that you are employed by the Company on the date the negotiations or communications began (as determined by the Board in good faith) which lead to the Change in Control provided, however, that all of your then-unvested Options shall become vested if the Change in Control consideration received by Company shareholders is at least $10.00 per share (with such share price adjusted for any future stock splits, stock dividends, recapitalization, or similar events).

        (c) Loan Forgiveness. In the event of a Change in Control of the Company, any outstanding principal on the Performance Loan shall be forgiven. You shall still be responsible to pay for any related taxes, withholding and accrued interest related to the Performance Loan.

9. Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to you (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986 as amended (the "Code"), and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then your benefits under this Agreement shall be either (a) delivered in full, or (b) delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by you on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

        Unless the Company and you otherwise agree in writing, any determination required under this Section shall be made in writing by the Company's independent public accountants (the "Accountants"), whose determination shall be conclusive and binding upon the you and the Company for all purposes. For purposes of making the calculations required by this Section 9, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the you shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 9. The Company shall bear all costs that the Accountants may reasonably incur in connection with any calculations contemplated by this Section 9.

10. Assignability; Binding Nature. Commencing on the Effective Date, this Agreement will be binding upon you and the Company and your respective successors, heirs, and assigns. This Agreement may not be assigned by you except that your rights to compensation and benefits hereunder, subject to the limitations of this Agreement, may be transferred by will or operation of law. No rights or obligations of the Company under this Agreement may be assigned or transferred except by operation of law in the event of a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and assumes the Company's obligations under this Agreement contractually or as a matter of law.

11. Governing Law; Arbitration. This Agreement will be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of California. Any controversy or claim relating to this Agreement any breach thereof, and any claims you may have against the Company or any officer, director or employee of the Company or arising from or relating to your employment with the Company, will be settled solely and finally by arbitration in San Francisco, California in accordance with the rules of the American Arbitration Association ("AAA") then in effect in the State of California, and judgment upon such award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, provided that this Section 11 shall not be construed to eliminate or reduce any right you or the Company may otherwise have to obtain a temporary restraining order or a preliminary or permanent injunction to enforce the confidential information obligations before the matter can be heard in arbitration. The arbitrator may provide that the cost of the arbitration (including reasonable legal fees) incurred by you or the Company will be borne by the non-prevailing party.

12. Withholding. Anything to the contrary notwithstanding, all payments made by the Company hereunder to you or your estate or beneficiaries will be subject to tax withholding pursuant to any applicable laws or regulations. In lieu of withholding, the Company may, in its sole discretion, accept other provisions for payment of taxes as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

13. Entire Agreement. Except as otherwise specifically provided in this Agreement, this Agreement contains all the legally binding understandings and agreements between you and the Company pertaining to the subject matter of this Agreement and supersedes all such agreements including, but not limited to, any employment or change of control agreements, whether oral or in writing, previously entered into between the parties.

14. Miscellaneous. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to by you and the Company in writing. No waiver by you or the Company of the breach of any condition or provision of this Agreement will be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time. In the event any portion of this Agreement is determined to be invalid or unenforceable for any reason, the remaining portions shall be unaffected thereby and will remain in full force and effect to the fullest extent permitted by law.

        If the terms of this Agreement are acceptable to you, please execute the enclosed copy of this letter and return it to the undersigned.

                                        Very truly yours,

                                        CRITICAL PATH, INC.


                                        By:  /s/  William McGlashan

                                        Its: Interim CEO


AGREED TO AND ACCEPTED BY:


/s/ David Hayden
-------------------------------
        David C. Hayden

           10/19/01
-------------------------------
         Date Signed

                               CRITICAL PATH, INC.

                           PERFORMANCE LOAN AGREEMENT


        This Loan Agreement (the "Agreement") is made as of August 13, 2001 by and between Critical Path, Inc., a California corporation (the "Company") and David C. Hayden ("Borrower").

                                    RECITALS

        Borrower desires to borrow, and the Company desires to lend to Borrower up to an aggregate of $1,500,000 (the "Borrowed Amount") pursuant to a promissory note on the terms and conditions contained herein and in the promissory note and in the employment agreement between the Company and Borrower dated August 1, 2001 (the "Employment Agreement").

                                    AGREEMENT

        In consideration of the foregoing, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

        1. AGREEMENT TO LEND. Subject to the terms and conditions contained in this Agreement and the Employment Agreement, the Company agrees to issue to Borrower a check or other readily available funds in the Borrowed Amount upon the date of this Agreement.

        2. PROMISSORY NOTE. In consideration of the Company's delivery of the Borrowed Amount, Borrower will execute the Note in the principal amount of such Borrowed Amount and bearing interest at a rate of 6.75% per annum, compounded annually.

        3. DEFAULT. Borrower shall be deemed to be in default of the Note and of this Agreement in the event:

               (a) Payment of principal or interest on the Note shall be delinquent for a period of ten (10) days or more after the Note's due date; or

               (b) Borrower fails to perform any of the covenants contained in this Agreement for a period of ten (10) days after written notice thereof from the Company.

        4. REMEDIES IN THE EVENT OF DEFAULT. In the case of an event of default, as set forth above, the Company shall have the right to accelerate payment of the Note upon notice to Borrower, and shall thereafter be entitled to pursue any or all of its remedies under applicable law, including, without limitation, offsetting from Borrower's salary, bonuses, vacation pay or other cash payments due to Borrower from the Company, any amount due and payable by Borrower under the Note.

        5. NO EMPLOYMENT RIGHTS. Nothing in this Agreement or the Note is intended or shall be construed to confer upon Borrower any right to employment or continued employment with the Company, or shall alter in any way the nature of Borrower's employment with the Company.

        6.     MISCELLANEOUS.

               (a) SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               (b) GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

               (c) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

               (d) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and
(iii) the balance of the Agreement shall be enforceable in accordance with its terms.

               (e) ENTIRE AGREEMENT. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties are expressly canceled.

               (f) ADVICE OF LEGAL COUNSEL. Each party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

               (g) DELAYS. No delay by the Company in exercising any power or right hereunder shall operate as a waiver of any power or right.


        The parties hereto have executed this Agreement as of the day and year first above written.


                                        DAVID C. HAYDEN


                                        /s/ David Hayden
                                        --------------------------------------
                                        (Signature)

                                        Address:
                                                ------------------------------

                                        --------------------------------------

                                        Facsimile:
                                                  ----------------------------


                                        CRITICAL PATH, INC.


                                        By:/s/ William McGlashan
                                           -----------------------------------

                                        Title: Interim CEO
                                              --------------------------------

                                        Address:
                                                ------------------------------

                                        --------------------------------------

                                        attn. to:
                                                 -----------------------------

                                  FULL RECOURSE

                                 PROMISSORY NOTE


$1,500,000                                             San Francisco, California
                                                                 August 13, 2001


        For value received, the undersigned promises to pay Critical Path, Inc., a California corporation (the "Company"), at its principal office the principal sum of $1,500,000 with interest from the date hereof at a rate of 6.75% per annum, compounded annually, on the unpaid balance of such principal sum. Such principal and interest shall be due and payable on August 13, 2004, and interest shall be due and payable annually before August 13th of each year until paid in full. Such due date shall be extended by two years if he undersigned's employment with the Company is terminated either without Cause or for Good Reason (as defined in the undersigned's employment agreement with the Company).

        If the undersigned's employment or directorship with the Company is terminated for Cause prior to payment in full of this Note, this Note shall be immediately due and payable.

        Principal and interest are payable in lawful money of the United States of America. PRINCIPAL AMOUNTS DUE UNDER THIS NOTE MAY BE PREPAID WITHOUT PENALTY.

        Should suit be commenced to collect any sums due under this Note, such sum as the Court may deem reasonable shall be added hereto as attorneys' fees.

        The makers and endorsers have severally waived presentment for payment, protest, notice of protest, and notice of nonpayment of this Note.

        This Note is a full recourse note.


                                        /s/ David Hayden
                                        David C. Hayden

                               CRITICAL PATH, INC.
                                 1998 STOCK PLAN
                              AMENDED AND RESTATED
                       NONSTATUTORY STOCK OPTION AGREEMENT

Critical Path, Inc., a California corporation (the "Company"), granted an Option on July 31, 2001 to purchase shares of its common stock (the "Shares") to the Optionee named below. The terms and conditions of that Option grant, as amended and restated, are set forth in this cover sheet, the attachment, the Company's 1998 Stock Plan (the "Plan") and in the Optionee's employment agreement with the Company dated August 1, 2001.

Date of Option Grant:   July 31, 2001
                      -----------------------------

Name of Optionee:   David C. Hayden
                  ---------------------------------

Optionee's Social Security Number:   ###-##-####
                                   ----------------

Number of Shares Covered by Option:   5,000,000
                                    ---------------

Exercise Price per Share:   $.36
                          -------------------------

Vesting Start Date:  January 1, 2001
                    -------------------------------

        BY SIGNING THIS COVER SHEET, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE ATTACHED AGREEMENT AND IN THE PLAN, A COPY OF WHICH IS ALSO ENCLOSED.


Optionee:
          ---------------------------------------------------------------------
                                    (Signature)
Company:
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                                    (Signature)
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Attachment



                                      C-2
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                               CRITICAL PATH, INC.
                                 1998 STOCK PLAN
                              AMENDED AND RESTATED
                       NONSTATUTORY STOCK OPTION AGREEMENT


NONSTATUTORY STOCK    This option is not intended to be an incentive stock
OPTION                option under section 422 of the Internal Revenue Code and
                      will be interpreted accordingly.

VESTING The Shares under this option will vest in accordance with the vesting schedule indicated below:

NUMBER OF OPTIONS     VESTING EVENT

(i)    2,000,000      Vested upon date of option grant.
(ii)   1,000,000      Monthly vesting on a pro-rata basis between January 1,
                      2001 and December 31, 2004 with earlier full vesting if the daily closing sales prices of the Company (as reported by NASDAQ) exceed an average of $5.00 per share (or as adjusted for any future stock splits, stock dividends, recapitalization, or similar events) for at least 22 consecutive trading days provided this goal is completely achieved by July 1, 2002.

(iii)  1,000,000      Monthly vesting on a pro-rata basis between January 1,
                      2001 and December 31, 2004 with earlier full vesting upon the retention of six (6) months employment of the new CEO
                      (as CEO) who was hired by you pursuant to Section 3(a) in your employment agreement with the Company.

(iv)   1,000,000      Vested on December 31, 2004 with earlier full vesting upon the Company's attainment of positive Earnings Before
                      Interest Taxes Depreciation and Amortization ("EBITDA") for any fiscal quarter provided such positive EBITDA occurs for a fiscal quarter in or before the end of the second fiscal quarter of 2002. EBITDA will be determined by the Company's independent public accountants using the Company's financial statements as reported in filings with the Securities and Exchange Commission ("SEC"). Earnings, for EBITDA determination purposes, will include revenue from only normal business operations and will not include any extraordinary or nonrecurring income or revenue items.


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                      Your option vesting will cease in the event that your
                      employment and service as a Company director both terminate for any reason. Your option vesting will also cease upon your voluntary resignation of employment without Good Reason or upon a termination for Cause (as such terms are defined in your employment agreement with the Company). A leave of absence, regardless of the reason, shall be deemed to constitute the cessation of your employment unless such leave is authorized by the Company, and you return within the time specified in such authorization.

                      The above performance-based acceleration triggers will cease to be applicable upon your prior cessation of employment for any reason. The Compensation Committee of the Board of Directors must certify in writing that the performance goals have been satisfied before any Option vesting will be accelerated pursuant to attainment of performance goals.

                      In the event of a Change in Control of the Company, 50% of your then-unvested Options (meaning 50% of your unvested Options that are otherwise scheduled to vest under (ii),
                      (iii) and (iv) above on each vesting date had a Change in Control not occurred) shall become vested provided that you are employed by the Company on the date the negotiations or communications began (as determined by the Board in good faith) which lead to the Change in Control provided, however, that all of your then-unvested Options shall become vested if the Change in Control consideration received by Company shareholders is at least $10.00 per share (with such share price adjusted for any future stock splits, stock dividends, recapitalization, or similar events).

TERM Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown on the cover sheet. It will expire earlier if your employment and your service as a Company director terminate, as described below.

REGULAR               If your employment and your service as a Company director
TERMINATION           terminate for any reason except Cause, death or
                      Disability, then your option will expire at the close of business at Company headquarters on the 90th day after your termination date.

CAUSE If your employment or service as a Company director terminates on account of Cause, then your option will expire immediately.


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DEATH                 In the event of your death during the period of your
                      employment or service as a Company director, your option will expire at the close of business at Company headquarters on the date six months after the date of death. During that six-month period, your estate or heirs may exercise your option.

DISABILITY            If your employment and service as a Company director
                      terminate because of your Disability, then your option will expire at the close of business at Company headquarters on the date six months after your termination date.

                      "Disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

LEAVES OF ABSENCE     For purposes of this option, your employment does not
                      terminate when you go on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. Your employment terminates in any event when the approved leave ends if you fail or refuse to return to active service.

                      Consistent with the terms of this Agreement and your Employment Agreement, the Company determines which leaves count for this purpose, and when your employment terminates for all purposes under the Plan.

RESTRICTIONS ON       The Company will not permit you to exercise this option if
EXERCISE              the issuance of Shares at that time would violate any law
                      or regulation.

NOTICE OF EXERCISE    When you wish to exercise this option, you must notify the
                      Company by filing the proper "Notice of Exercise" form at the address given on the form. Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship).
                      The notice will be effective when received by the Company.

                      If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

FORM OF PAYMENT       When you submit your notice of exercise, you must include
                      payment of the option price for the Shares you are purchasing. Payment may be made in one (or a combination) of the following


                                      C-5
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                      forms:

                      - Your personal check, a cashier's check or a money order.

                      - By delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

                      - Payment may be made all or in part with a full recourse promissory note executed by you. The interest rate and other terms and conditions of such note shall be determined in your employment agreement with the Company. The Company will require that you pledge your Shares to the Company for the purpose of securing the payment of such note.

WITHHOLDING TAXES     You will not be allowed to exercise this option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or the sale of the Shares acquired upon exercise of this option.

RESTRICTIONS ON       By signing this Agreement, you agree not to sell any
RESALE                option Shares at a time when applicable laws or
                      regulations or Company or underwriter trading policies prohibit a sale.

                      You represent and agree that the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof.

                      In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, you shall represent and agree at the time of exercise to make such representations as are deemed necessary or appropriate by the Company and its counsel.

                      Prior to any Change in Control of the Company, the shares acquired under this option can be sold or transferred only pursuant to an SEC Rule 10b5-1 trading plan that is pre-approved by the Board of Director's Compensation Committee.

TRANSFER OF OPTION    Prior to your death, only you may exercise this option.
                      You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will.


                                       C-6
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                      Regardless of any marital property settlement agreement,
                      the Company is not obligated to honor a notice of exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual's interest in your option in any other way.

NO RETENTION RIGHTS   Your option or this Agreement do not give you the right to be retained by the Company (or any subsidiaries) in any capacity. The Company (and any subsidiaries) reserves the right to terminate your Service at any time and for any reason.

SHAREHOLDER RIGHTS    You, or your estate or heirs, have no rights as a
                      shareholder of the Company until a certificate for your option Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

ADJUSTMENTS           In the event of a stock split, a stock dividend or a
                      similar change in the Company stock, the number of Shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity, except to the extent the foregoing conflict with or are in any way inconsistent with Section 8 of your employment agreement.



                                      C-7
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FORFEITURE            If, at any time within one year after termination of
                      employment, you engage in any of the following: (i) your commission of a felony, an act involving moral turpitude, or an act constituting common law fraud, in each case having a material adverse effect on the business or affairs of the Company or its affiliates or stockholders;
                      (ii) your willful or intentional breach of Company confidential information obligations, in each case having a material adverse effect on the business or affairs of the Company or its affiliates or stockholders; or (iii) your unreasonable refusal to comply with lawful requests for cooperation made by the Board of Directors, then (1) this option shall terminate and be forfeited effective the date on which you enter into such activity, unless terminated or forfeited sooner by operation of another term or condition of this option or the Plan, (2) any stock acquired by you pursuant to the exercise of this option during the Forfeiture Period (as defined below) shall be forfeited, and (3) any gain realized by you from the sale of stock acquired through the exercise of this option during the Forfeiture Period shall be paid by you to the Company. The "Forfeiture Period" shall mean the period commencing six months prior to your termination of employment and ending one year from your termination of employment.

RIGHT OF SET OFF      By accepting this Agreement, you consent to a deduction
                      from any amounts the Company owes you from time to time, to the extent of the amounts you owe the Company under the paragraph above. If the Company does not recover by means of set-off the full amount you owe it, calculated as set forth above, you agree to pay immediately the unpaid balance to the Company upon the Company's demand.

LEGENDS All certificates representing the Shares issued upon exercise of this option shall have endorsed thereon the applicable legends.

APPLICABLE LAW        This Agreement will be interpreted and enforced under the
                      laws of the State of California.

THE PLAN AND OTHER    The text of the Plan and your employment agreement are
AGREEMENTS            incorporated in this Agreement by reference. Certain
                      capitalized terms used in this Agreement are defined in the Plan or your employment agreement.



                                      C-8
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                      This Agreement, the Plan and your employment agreement
                      with the Company dated August 1, 2001 constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.


         BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL
          OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN,
           EXCEPT TO THE EXTENT MODIFIED BY YOUR EMPLOYMENT AGREEMENT.





                                      C-9